Exhibit 3.13

BYLAWS

of

BHNA HOLDINGS INC.

These Bylaws (the “Bylaws”) govern the affairs of BHNA Holdings Inc., a corporation (the “Corporation”), organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office and registered agent of the Corporation shall be as set forth in the Corporation’s certificate of incorporation (the “Certificate of Incorporation”). The Corporation may change its registered office, registered agent or both by filing a certificate of amendment with the Secretary of State of the State of Delaware.

SECTION 2. Other Offices. The Corporation may have offices at other places, both within or without the State of Delaware, as the board of directors of the Corporation (the “Board”) determines or as the business of the Corporation requires.

ARTICLE II

STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of the stockholders for the election of directors shall be held at a place, within or without the State of Delaware, fixed by the Board. Meetings of stockholders for any other purpose shall be held at a time and place, within or without the State of Delaware, stated in the notice of the meeting or in a duly executed waiver of notice. The Board may determine that any meeting may be held solely by remote communication in accordance with Delaware law.

SECTION 2. Annual Meeting. Annual meetings of stockholders of the Corporation shall be held when called by the President, the Secretary or a majority of the Board. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

SECTION 3. Special Meetings. Special meetings of the stockholders (unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws) may be called by the President or Secretary or by a majority of the Board. Business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent otherwise.

SECTION 4. Notices. Written or printed notice of the annual meeting shall be delivered to each stockholder entitled to vote there at not less than ten nor more than sixty days before the meeting. Such written notice shall state the place, day and time of any meeting of the stockholders, the means of any remote communications by which stockholders may be considered present and may vote at the meeting, and, in the case of a special meeting, the purposes for which the meeting is called. Such written notice shall be delivered in person, by electronic transmission or by first-class mail at the direction of the President, the Secretary or any other person calling the meeting to each stockholder of record entitled to vote at the meeting.

If mailed, the notice shall be deemed delivered when deposited in the United States mail, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation, with postage prepaid unless the stockholder has delivered to the Secretary a signed and dated written request that notices be mailed to him or her at another address. If transmitted by facsimile or electronic message, the notice shall be deemed delivered when the facsimile or electronic message is successfully transmitted.

SECTION 5. Fixing Record Date. The Board may fix in advance a record date for the purpose of determining stockholders entitled to notice of and/or to vote at a meeting of stockholders. The record date must be not less than ten nor more than sixty days before the meeting. The Board may close the stock transfer books for this purpose for a period of not less than ten nor more than sixty days before the meeting. In the absence of any action by the Board, the date on which the notice of the meeting is mailed shall be the record date.

SECTION 6. List of Stockholders. A complete list of the stockholders, each stockholder’s address and the type and number of shares held by each stockholder shall be prepared by the officer or agent in charge of the stock transfer books. The list shall be kept on file at the registered office of the Corporation. The original share transfer records of the Corporation shall be prima facie evidence of who is entitled to examine the list or transfer book or to vote at any such meeting of stockholders.

SECTION 7. Quorum. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, a quorum is not represented at any meeting of the stockholders, a majority of the stockholders represented at the meeting, whether in person or by proxy, shall have the power to adjourn the meeting without notice (other than announcement at the meeting) until a quorum is represented. At a rescheduled meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally notified.

SECTION 8. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is provided by law. Each proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

SECTION 9. Vote of Stockholders. When a quorum is present at any meeting of the Corporation’s stockholders, any corporate action taken by vote of the stockholders shall be authorized by the vote of the holders of a majority of the shares entitled to vote on any question brought before the meeting, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws.

SECTION 10. Method of Voting and Manner of Voting of Shares. Each outstanding share of the Corporation’s capital stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Incorporation, as amended. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. A telegram, telex, cablegram or similar transmission by the stockholder or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder shall be treated as an execution in writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder. Voting for directors shall be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any stockholder demands that voting be by written ballot.

SECTION 11. Action Without a Meeting. Any action required by law or permitted to be taken at a meeting of the stockholders may be taken without a meeting as set forth in this section. Any stockholder action taken without a meeting as provided in this section shall have the same force and effect as a vote in a properly convened meeting.

(a) Any action required by law or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice or without a vote, if a consent in writing, setting forth the action taken, is signed by the holders of shares having not less than the minimum number of votes necessary to take the action at a meeting.

(b) A telegram, telex, cablegram or other electronic transmission by a stockholder or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a stockholder is regarded as signed by the stockholder for the purposes of this section of these Bylaws. A telegram, telex, cablegram or other electronic transmission by a stockholder consenting to an action to be taken is considered to be written, signed and dated if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the stockholder and the date on which it was transmitted. The date of transmission is the date on which the consent was signed. Consent given by telegram, telex, cablegram or other electronic transmission shall not be considered delivered until the consent is reproduced in paper form and delivered to the Corporation at its registered office or its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded. Consent given by telegram, telex, cablegram or other electronic transmission may be delivered to the Corporation at its registered office or its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded to the extent and in the manner provided by resolution of the Board. Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a stockholder may be substituted for the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the original writing.

(c) Prompt notice of any action taken by stockholders without a meeting by less than unanimous written consent must be given to those stockholders who did not consent in writing to the action, but advance notice is not required.

SECTION 12. Telephone or Remote Communication Meetings. Stockholders may participate in and hold a meeting by means of a conference telephone or other similar means of electronic transmission so that all participants in the meeting can communicate with each other. Participation in such a meeting shall constitute presence at the meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. If voting takes place at such a meeting, the Corporation must (i) implement reasonable measures to verify that each person considered present and permitted to vote at the meeting is a stockholder and (ii) maintain a record of any vote or other action taken at the meeting.

SECTION 13. Conduct of Meetings. The Board may adopt rules and regulations for the conduct of any meeting of the stockholders as it may deem appropriate. The presiding officer of any meeting may prescribe rules and regulations, and do all acts that, in the opinion of the presiding officer are appropriate for the proper conduct of the meeting, except to the extent that such rules, regulations or actions are inconsistent with any rules and regulations adopted by the Board. Any such rules and regulations may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and regulations for maintaining order at the meeting, (iii) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies and other persons as the presiding officer may allow, (iv) restrictions on entry to the meeting after the time fixed for commencement of the meeting and (v) limitations on the time allotted to questions or comments by stockholders.

The presiding officer has the duty to preserve order and see that the meeting is conducted properly. The presiding officer has the responsibility to rule on procedural matters and conduct the meeting in an impartial and fair manner and the presiding officer shall give the stockholders an opportunity to be heard, subject to any provisions of law or any rules and regulations adopted by the Board or the presiding officer so long as the stockholders do not become unduly disruptive or impede the transaction of business at the meeting.

ARTICLE III

DIRECTORS

SECTION 1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts not directed or required by law, the Certificate of Incorporation or by these Bylaws to be exercised solely by the stockholders.

SECTION 2. Qualifications of Directors, Election. No director need be a resident of the State of Delaware.

SECTION 3. Number of Directors. The number of directors of the Corporation shall be three, except that the number of directors may be increased or later decreased, as long as the number of directors is not less than one and otherwise in compliance with the DGCL, at any time by a vote of the majority of the Board. In the case of an increase in the number of directors, the stockholders may elect additional directors at any general or special meeting to hold office until their successors are elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 4. Election and Term of Directors. Subject to the restrictions, if any, set forth in the Certificate of Incorporation, the directors shall be elected by plurality vote of the stockholders at the annual meeting of the stockholders to hold office until the next annual meeting of stockholders. Each director shall hold office until (i) a successor is elected and qualified following the expiration of the term to which the director is elected, (ii) a director’s resignation, (iii) removal from office by the stockholders or Board as provided in these Bylaws or (iv) death, whichever occurs first.

SECTION 5. Vacancies. Any vacancy occurring in the Board for any reason between dates of annual meetings of the stockholders, except the removal of directors by the stockholders, may be filled by vote of a majority of the directors then in office, even if that majority constitutes less than a majority of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A vacancy occurring in the Board by reason of a vote of the stockholders may be filled only by a vote of the stockholders at a meeting of the stockholders. Notice of the intention to fill a vacancy must have been given in the notice to the stockholders calling the meeting.

SECTION 6. Removal of Directors. Any director may be removed with or without cause at any special meeting of the stockholders by the affirmative vote of a majority of the shares of the stockholders, present in person or by proxy, at the meeting and entitled to vote for the election of a director, provided that notice of the intention to act upon the matter has been given in the notice calling the meeting. Any director may be removed for just cause at any regular or special meeting of the Board by the unanimous vote of the other directors present at the meeting provided that notice of the intention to act upon the matter has been given to each director in the notice calling the meeting.

SECTION 7. Place of Meetings. Regular or special meetings of the Board may be held at any place within or without the State of Delaware as fixed by the Board.

SECTION 8. Annual Meeting. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of stockholders and at the same place, unless the directors then elected and serving change the time or place by unanimous consent.

SECTION 9. Regular Meetings. Regular meetings of the Board may be held without notice at any time and place determined by resolution of the Board. The Board shall establish a schedule of regular monthly meetings of the directors and proper notice of such schedule shall be given to all directors. Except as may be expressly provided to the contrary by law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted nor the purpose of any regular meeting need be specified in a notice or waiver of notice.

SECTION 10. Special Meetings. Special meetings of the Board may be called by the President on oral or written notice to each director, given either personally, by telephone, by electronic transmission or by mail. The President, the Secretary or any other person authorized in like manner shall call a special meeting on like notice upon the written request of any director. The written request shall state the purposes of the proposed meeting. Notice of special meetings of the Board shall be given at least three days prior to such meeting. Notice of a meeting may be given in person, by telephone or by telegram. Notice shall state the purpose or purposes for which the special meeting is called. Business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting unless all directors entitled to vote are present and consent otherwise.

SECTION 11. Quorum. At all meetings of the Board, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting without notice other than announcement at the meeting until a quorum is present. When a quorum is once present to establish a meeting, it is not broken by the subsequent withdrawal of any directors.

SECTION 12. Action by Directors. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws.

SECTION 13. Written Consent of Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by a majority of members thereof. A telegram, telex, cablegram or other electronic transmission by a director consenting to an action to be taken and transmitted by a director is considered written, signed and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission. A consent shall have the same force and effect as a unanimous vote at a duly called and held meeting of the Board or committee, as the case may be.

SECTION 14. Compensation of Directors. Directors, in their capacities as directors, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 15. Resignations. A director may resign at any time by giving written notice or by giving notice by electronic transmission to the Board or the President. The resignation shall take effect as of the date of receipt of notice or any later time specified in the notice, and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 16. Committees of the Board.

(a) The Board may, by resolution passed by a majority of the whole Board, designate one or more directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

(b) The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

SECTION 17. Telephone Meetings. Subject to the provisions required or permitted by the DGCL for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or members of any committee designated by the Board, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

SECTION 1. In General. The officers of the Corporation shall be chosen by the Board and shall be a President and a Secretary, which may be the same person. The Board may also choose such other officers as it deems appropriate. Two or more offices may be held by the same person.

SECTION 2. Election and Term of Office. The term of office of each officer shall begin upon the election of that officer by the Board and end upon a successor to such officer being elected by the Board or by the death, resignation, removal or disqualification of such officer. The election or appointment of an officer shall not of itself create contract rights.

SECTION 3. Removal. Any officer may be removed by the Board at any time by the affirmative vote of a majority of the Board, or by any officer upon whom the power of removal has been conferred by the Board, with or without cause. An officer’s removal shall not affect the contract rights, if any, of the person removed from office.

SECTION 4. Vacancies. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term of such office.

SECTION 5. Chairman of the Board. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the stockholders and directors and exercise and perform such other powers and duties as may be assigned to the Chairman of the Board from time to time by the Board, the Certificate of Incorporation or these Bylaws. Except when the signature of the President is required by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board, if one shall be elected, shall possess the same power as the President to sign certificates, contracts or instruments of the Corporation as may be authorized by the Board.

SECTION 6. President. The President, in the absence of the Chairman of the Board, if any, or the Vice Chairman, if any, shall preside at all meetings of stockholders and directors and, subject to the control of the Board, shall have the responsibility and the power necessary for the general management, oversight, supervision and control of the business and the affairs of the Corporation and to ensure that all orders and resolutions of the Board are carried into effect. The

President shall serve as the chief executive officer of the Corporation if the Board does not elect a chief executive officer. If the Board elects a chief executive officer, the Chief Executive Officer shall have all powers granted to the President in these Bylaws and the President shall have such duties and powers assigned to him or her by the Board or the Chief Executive Officer, subject to the powers of supervision and control conferred upon the Chief Executive Officer. The President shall perform all duties customarily incident to the office of President and such other duties as may be prescribed by the Board from time to time. During the absence or disability of the President, the duties of the President shall be performed by, and the President’s authority may be exercised by, a Vice President of the Corporation as may have been designated by the President with the right reserved to the Board to designate or supersede any designation so made.

SECTION 7. Vice Presidents. Each Vice President elected by the Board shall perform such duties and exercise such powers as may be assigned to him or her by the Board, the Chief Executive Officer, if there is one, or the President.

SECTION 8. Secretary. The Secretary shall (i) give, or cause to be given, all required notices for all meetings of the stockholders and the Board, (ii) attend all meetings of the stockholders, directors and committees when required and record all votes and minutes of all proceedings in records to be kept for that purpose, (iii) have general charge of the records of stockholders of the Corporation, (iv) keep the seal of the Corporation, if any, in safe custody and affix the seal of the Corporation to any instrument requiring it, (v) attest where required any proper action of the Board, (vi) be under the supervision of the Chief Executive Officer, if there is one, or the President and (vii) have other powers and perform other duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Chief Executive Officer, if there is one, the President or the Board.

SECTION 9. Absence, Vacancy or Inability to Act. In the event of the vacancy, absence, disability or removal of any officer of the Corporation and of any person authorized to act in his or her place, the Board may delegate the powers and duties of such officer to any other officer, director or other person.

SECTION 10. Compensation of Officers. The compensation of all officers shall be fixed by the Board or any committee of the Board, if so authorized by the Board. No officer shall be prevented from receiving compensation as an officer by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

CONTRACTS AND TRANSACTIONS WITH DIRECTORS AND OFFICERS

SECTION 1. General. No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other entity in which one or more of the Corporation’s directors or officers is a managerial official or has a financial interest shall be void or voidable (i) for this reason, (ii) because the director or officer is present at or participates in the meeting of the Board or committee that authorizes the contract or transaction or (iii) because the director’s vote authorizes the contract or transaction if (a) the material facts of the director’s relationship or interest and of the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors or committee members, even though the disinterested directors or committee members are less than a quorum, (b) the material facts of the director’s relationship or interest and of the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

SECTION 1. Form and Issue. Certificates, representing the shares of the Corporation to which a stockholder is entitled, in the form determined by the Board, shall be delivered to each stockholder. Certificates shall be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate shall be signed by the President, or a Vice President if the President is unavailable, and the Secretary, or an Assistant Secretary if the Secretary is unavailable. The signatures of the officers may be facsimiles. The certificates may be sealed with the seal of the Corporation or a facsimile thereof. If any officer who has signed or whose facsimile signature has been used on a certificate ceases, for any reason, to be an officer of the Corporation before the certificate has been issued and delivered, then the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person had not ceased to be an officer of the Corporation.

Each certificate must state on the front of the certificate (i) that the Corporation is organized under the laws of Delaware, (ii) the holder’s name, the number and class of shares and any designation of the series and (iii) the par value of the shares, or a statement that the shares are without par value if the shares are without par value, and must give conspicuous notice as required by law of any restriction on transfer to which the certificate is subject.

Whenever the Corporation is authorized to issue shares of more than one class or series, each certificate issued by the Corporation must conspicuously state on the front or back of the certificate (i) the designations, preferences, limitations and relative rights of the ownership interests of each class or series to the extent they have been determined and the authority of the Board to make those determinations as to subsequent series or (ii) that the Corporation shall provide a copy of the information required to be stated by subsection (i) of this paragraph to the record holder of the certificate on the delivery of a signed and dated written request to the Corporation’s principal place of business or registered office.

SECTION 2. Record of Stockholders. The Corporation shall keep a current record of the name and mailing address of each stockholder, the number and class of shares held by each stockholder and the date on which each stockholder became the owner of record of the shares. Such records shall be kept at the Corporation’s registered office, the Corporation’s principal place of business or the office of the Corporation’s transfer agent or registrar.

SECTION 3. Transfer of Shares. Subject to the provisions of Article XV of these Bylaws, shares of stock shall be transferable on the books of the Corporation only on the order of the holder of the shares in person or by the holder’s duly authorized attorney in fact, and only in a form acceptable to the Corporation. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation, or the transfer agent of the Corporation, shall issue a new certificate to the person entitled to it, cancel the old certificate and record the transaction in its books.

SECTION 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact of the stock and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not the Corporation has express or other notice, except as expressly otherwise provided by law.

SECTION 5. Lost Certificates. The Board may direct that a new certificate be issued in place of any certificate issued by the Corporation alleged to have been lost or destroyed on the making of an affidavit of fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance, may require the owner of the lost or destroyed certificate, or the owner’s legal representative, to advertise the same in any manner as the Corporation may require and/or to give the Corporation a bond, in the form and amount and with surety as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When (i) a certificate has been lost, destroyed or wrongfully taken, (ii) the holder of record fails to notify the Corporation within a reasonable time after the holder has notice that the certificate has been lost, destroyed or wrongfully taken and (iii) the Corporation registers a transfer of the shares represented by the certificate before receiving notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

SECTION 6. Treasury Stock. Any outstanding shares owned by any stockholder may be acquired by the Corporation as treasury stock at any time. The treasury stock shall not be voted nor participate in dividends while held by the Corporation. Any treasury stock may be sold, canceled or otherwise disposed of only upon express authorization by the Board.

SECTION 7. Uncertificated Shares. The Board may adopt a resolution stating that some or all of the shares of the Corporation may be uncertificated. If the Corporation changes the form of its shares from certificated to uncertificated, then those certificated shares subject to the change become uncertificated only after the certificate is surrendered to the Corporation. The Secretary of the Corporation shall notify the owner of any uncertificated shares in the Corporation in writing of any information required by law to be stated on a certificate promptly after issuing or transferring the uncertificated shares. The rights and obligations of the owner of an uncertificated share are the same as the rights and obligations of the owner of a certificated share, except as expressly provided by law.

ARTICLE VII

FISCAL YEAR

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

ARTICLE VIII

BOOKS AND RECORDS

SECTION 1. Books and Records. The Corporation shall keep correct and complete books and records of accounts, minutes of the proceedings of its stockholders and Board and committees and other books and records of the Corporation as may be required by law. Such books, records and minutes shall be kept at the Corporation’s registered office, the Corporation’s principal place of business or the office of the Corporation’s transfer agent or registrar. The books, records and minutes of the Corporation may be in written paper form or another form capable of being converted into written paper within a reasonable time. Except as otherwise may be provided by law, the Board shall determine whether and to what extent a stockholder may examine the books and records of accounts, minutes and other books and records of the Corporation. A director may examine the books and records of accounts, minutes and other books and records of the Corporation for a purpose reasonably related to the director’s service as director.

ARTICLE IX

RESERVES AND DIVIDENDS

SECTION 1. Reserves. The Board may create, by resolution, any reserves out of the surplus of the Corporation that the Board, in its discretion, deems proper (i) to provide for contingencies, (ii) to equalize dividends or to repair or maintain any property of the Corporation, (iii) to provide for future expansion of the business of the Corporation, (iv) to provide a fund for acquisition of treasury stock or (v) to provide for any other purpose the Board deems beneficial to the Corporation. The Board may modify or abolish any reserve by resolution. Surplus of the Corporation, to the extent it is reserved by resolution of the Board, shall not be available for the payment of dividends or other distributions by the Corporation.

SECTION 2. Dividends. The Board may declare dividends on the outstanding shares of the Corporation, subject to any limitations imposed by provisions of the DGCL, the Certificate of Incorporation or these Bylaws at any regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Corporation, subject to the provisions of the DGCL and the Certificate of Incorporation. The Board may fix, in advance, a record date, which is not to be more than sixty days before the payment date of the dividend, for the purpose of determining stockholders entitled to receive payment of any dividend. The Board may close the stock transfer books for the purpose of fixing a record date for a period of not more than sixty days before the payment date of the dividend. In the absence of any action by the Board, the last day of the period of the fiscal year immediately preceding the date on which the Board adopts the resolution declaring dividends shall be the record date.

ARTICLE X

FINANCE

SECTION 1. Depositories. All moneys and other valuable effects of the Corporation shall be deposited in the name and to the credit of the Corporation in the depositories designated by the Board and shall be drawn upon as the Board authorizes.

SECTION 2. Authority to Borrow. From time to time, the Board may authorize the officers to borrow, in the name of the Corporation, such sums of money in an amount and upon such terms as the Board deems advisable. The Board may authorize the officers to enter into any guaranties, pledges, assignments, mortgages, deeds of trust, leases, security documents or other documents and instruments to grant liens or other security interests in the real or personal properties and assets of the Corporation to secure payment of promissory notes, other evidence of indebtedness or other obligations of the Corporation as may be executed in connection with any borrowing. The President, alone, or any two Vice Presidents designated by special or continuing resolution of the Board, are authorized, for and in the name of this Corporation, to borrow money and to execute promissory notes, other evidences of indebtedness or other obligations of the Corporation and any other agreements, documents or instruments in connection with such borrowings upon such terms and with such security as such officers may deem advisable, in such amounts as may be authorized by the Board.

ARTICLE XI

SEAL

SECTION 1. Seal of the Corporation. The Corporation may have a seal. Such seal may be used by causing it or a facsimile of it to be impressed, affixed or reproduced in any manner where required.

ARTICLE XII

NOTICES

SECTION 1. Form of Notice. Whenever required by law, the Certificate of Incorporation or these Bylaws, notice is to be given to any director, committee member or stockholder, and if no provision is made as to how notice is to be given, notice may be given in writing, by mail, postage prepaid, addressed to the director, committee member or stockholder at the address that appears on the books of the Corporation or by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mail. Notice to directors, committee members or stockholders may also be given by a nationally recognized overnight delivery or courier service or by telegraph and shall be deemed delivered when the notice is received by the proper recipient, or, if earlier, (i) in the case of an overnight delivery or courier service, one day after the notice is sent by the overnight delivery or courier service and (ii) in the case of telegraph, when deposited at a telegraph office for transmission and all appropriate fees have been paid. With consent of a stockholder, director or committee member, notice from the Corporation may be given to that stockholder, director or committee member by electronic transmission. The stockholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The stockholder, director or committee member may revoke such consent by written notice to the Corporation. Such consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful, provided, however, that the inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the stockholder, director or committee member for the purpose of receiving notice, (ii) transmitted to an electronic mail address provided by the stockholder, director or committee member for the purpose of receiving notice, (iii) posted on an electronic network and a message is sent to the stockholder, director or committee member at the address provided by the stockholder, director or committee member for the purpose of alerting the stockholder, director or committee member of a posting or (iv) communicated to the stockholder, director or committee member by any other form of electronic transmission consented to by the stockholder, director or committee member.

SECTION 2. Waiver. Whenever any notice is required to be given to any stockholder or director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to notice or a waiver by electronic transmission by the person entitled to notice, given before or after the time stated in the notice, shall be equivalent to giving the notice. Attendance of a stockholder or director at a meeting shall constitute a waiver of notice of that meeting, except when the stockholder or director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting has not been lawfully called or convened. Neither the business to be transacted at a regular or special meeting of the stockholders, directors or committee members, nor the purpose of such a meeting is required to be specified in a written waiver of notice or a waiver by electronic transmission unless required by the Certificate of Incorporation.

ARTICLE XIII

INDEMNIFICATION

SECTION 1. General. Each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the Corporation, or any person who, while a director, officer, employee or agent of the Corporation, is or was serving at its request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to indemnification and the advancement of expenses from the Corporation as, and to the fullest extent, permitted by Section 145 of the DGCL, or any successor statutory provision, as from time to time amended; provided, however, that if any such person entitled to indemnification and the advancement of expenses has an indemnification or other agreement with the Corporation or any of its affiliates, including any direct or indirect parent of the Corporation, the Corporation may indemnify that person to the fullest extent allowed under such agreement. The foregoing right of indemnification and to the advancement of expenses shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or other arrangement. Any change to this section subsequent to completion of such person’s service shall have no effect on the indemnification to which such person was entitled prior to such change.

SECTION 2. Insurance. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or any other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article XIII or Section 145 of the DGCL.

ARTICLE XIV

AMENDMENTS

SECTION 1. Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any properly called meeting of the Board at which a quorum is present by the affirmative vote of a majority of the directors entitled to vote at the meeting, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws. Notice of the proposed alteration, amendment or repeal must be contained in the notice of the meeting.

ARTICLE XV

GENERAL PROVISIONS

SECTION 1. Telephone and Similar Meetings. Stockholders, directors and committee members may participate in and hold meetings by means of conference telephone or other similar means of remote communication equipment such that all participants in the meeting can communicate with each other. Participation in such a meeting shall constitute presence in person at the meeting, except when a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting had not been lawfully called or convened.

SECTION 2. Stock in Other Corporations. Any shares of stock in other corporations held in the name of the Corporation shall be voted by such officer or other agent as the Board may designate from time to time for that purpose.

SECTION 3. Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, as far as possible and reasonable, shall be valid and operative.

SECTION 4. Relation to Certificate of Incorporation. These Bylaws are subject to and governed by the Certificate of Incorporation.

SECTION 5. Section Headings. The headings contained in these Bylaws are for reference purposes only and shall not affect in any way the meaning or interpretation of these Bylaws.

SECTION 6. Gender and Number of Words. When the context requires, the gender of all words used in these Bylaws includes the masculine, feminine and neuter, and the number of all words includes the singular and the plural.

[Signature page follows]

I hereby certify, as Vice President and Secretary of the Corporation, that the foregoing are the Bylaws of the Corporation, as adopted by written consent of the Board dated May 23, 2012.

/s/ Randall A. Stafford
Randall A. Stafford Vice President and Secretary